Exhibit 99.1

I

QUARTER ENDED JUNE 30, 2013

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

Second Quarter Overview

As of August 28, 2013



Chase Park Plaza in St. Louis, Missouri

SUMMARY

- Continuing to focus on improving performance of existing asset portfolio
- Maintaining a strong cash position to provide flexibility in maximizing value
- Key assets continue to show operational improvement
- Continuing to address maturing debt for Central Europe assets

Progress in Stabilizing the Asset Portfolio

The company continues to focus on stabilizing its existing asset portfolio to create value for shareholders. Maintaining a strong cash position provides flexibility in making additional investments in and improvements to these properties to increase occupancy, improve cash flow, and maximize their ultimate value. We are making progress on these fronts. However, challenges remain for certain value-add and opportunistic investments.



Northpoint Central in Houston, Texas

Improvements in Key Investments



Frisco Square, Frisco (Dallas), Texas

We continue to work hard to improve the performance and value of this mixed-use development. At the end of the second quarter, the commercial office space was 88%-leased, and we expect this to improve into the 95% range by year end. The multifamily portion of Frisco Square remains well-leased at approximately 95% or more. We continue to see strong interest from restaurants and other prospective retail tenants and expect to lease the retail space from approximately 81% currently back to a stabilization of approximately 90% in the near future.



Chase Park Plaza, St. Louis, Missouri

The positive year-to-date operating trends are encouraging. Through June 30, 2013, and compared with the same period last year, revenues increased approximately 10%, occupancy rate improved about 12%, revenue per available room was up nearly 11%, net operating income improved by approximately $700,000, and average daily rate remained stable. Increasing revenue and reducing costs continue to be major points of emphasis.



Texas Office Buildings

In-place leases are key drivers of a property's value. At Las Colinas Commons in Irving (Dallas), we recently completed a 5½-year lease extension with a major tenant and are in discussions with prospective tenants for additional significant space. Las Colinas Commons is currently approximately 82%-leased with opportunities to move occupancy higher. In Houston, Northpoint Central and Northborough Tower are 100%-leased and generating good cash flow and net operating income.

I QUARTER ENDED JUNE 30, 2013 Addressing Challenges at Other Properties We maintain our cautious posture regarding certain other investments, some of which could adversely impact the company’s upcoming estimated per-share valuation that is expected to be announced in mid-November. We continue to move down parallel paths as to the future plans for Royal Island in the Bahamas. One potential option is to sell this asset; while the other option is to recapitalize it. Submarket, operating, and capital market issues continue to impact our Central Europe portfolio, in which the company owns a 47% joint venture interest. While these properties have been well-leased and operations generally have been strong, the ongoing weakness in the banking sector and the uncertainty that has roiled the capital markets have made the financing of real estate quite difficult, adversely impacting real estate values compared with other areas of Europe. The joint venture has approximately €61.1 million of outstanding debt, including €21.1 million in loans that have matured or will mature in 2013. We are working with our joint venture partners in addressing these loans. None of the outstanding debt is recourse to the company. Despite some recent improvements in revenues and occupancy, we remain disappointed with the overall operating performance at The Lodge & Spa at Cordillera in Edwards, Colorado. We are continuing to evaluate a range of options for this investment, including selling, rebranding, and repositioning it within its market. PORTFOLIO SUMMARY As of August 28, 2013 Central European portfolio investment — 22 retail and light industrial properties 3 office investments 2 hospitality investments 1 mixed-use investment 1 development investment 1 mezzanine loan Royal Island in the Commonwealth of the Bahamas Las Colinas Commons in Irving (Dallas), Texas 9 Portfolio Investments Overall Click here to view the complete portfolio

QUARTER ENDED JUNE 30, 2013

I

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

Conclusion

The company remains committed to increasing value for shareholders and building additional value where possible. To help accomplish this, we are focusing on generating sufficient cash flow from existing portfolio properties to support operations and our value-creating initiatives. In addition, we are proactively managing assets in the portfolio to increase revenue and streamline expenses. We have made good progress in stabilizing much of our portfolio over the past year, but additional work remains to be done.

Financial Highlights

(in thousands, except per share data)	*3 mos. ended June 30, 2013*	*3 mos. ended June 30, 2012*	*6 mos. ended June 30, 2013*	*6 mos. ended June 30, 2012*
FFO	$ 1,123	$ (12,823)	$ (1,752)	$ (15,187)
FFO per share	$ 0.02	$ (0.23)	$ (0.03)	$ (0.27)
Distributions declared	$ –	$ –	$ –	$ –
Distributions per share	$ –	$ –	$ –	$ –

(in thousands)	*As of June 30, 2013*	*As of Dec. 31, 2012*
Total assets	$ 334,894	$ 366,452
Total liabilities	$ 165,906	$ 192,860

Reconciliation of FFO to Net Loss

(in thousands, except per share amounts)	*3 mos. ended June 30, 2013*	*3 mos. ended June 30, 2012*	*6 mos. ended June 30, 2013*	*6 mos. ended June 30, 2012*
Net loss	$ (2,506)	$ (13,925)	$ (9,595)	$ (21,804)
Adjustments for[1]:				
Impairment charge[2]	-	698	244	1,114
Real estate depreciation and amortization[3]	3,724	4,530	7,694	9,629
Gain on sale of real estate	(95)	(4,126)	(95)	(4,126)
FFO[4]	$ 1,123	$ (12,823)	$ (1,752)	$ (15,187)
GAAP weighted average shares: Basic and diluted	56,500	56,500	56,500	56,500
FFO per share	$ 0.02	$ (0.23)	$ (0.03)	$ (0.27)
Net loss per share	$ (0.05)	$ (0.25)	$ (0.17)	$ (0.39)

[1] Reflects the adjustments for continuing operations, as well as discontinued operations.
[2] Includes impairment of our investments in unconsolidated entities which resulted from a measurable decrease in the fair value of the depreciable real estate held by the joint venture or partnership.
[3] Real estate depreciation and amortization includes our consolidated real depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments that we account for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partners' share of the real estate depreciation and amortization.
[4] Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor are they either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our second quarter Form 10-Q on file with the SEC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday
OCT
9

October 9, 2013 at 12:00 p.m. at the company's headquarters
15601 Dallas Parkway
Addison, Texas 75001

PLEASE VOTE

Your vote is important, regardless of how many shares you own! If you have questions or would like to vote, please contact:
Behringer Harvard Shareholder Services
866.655.3650

Proxy materials are available online at www.behringerharvard.com

THIRD QUARTER UPDATE CALL

Friday
NOV
22

We hope you will join us for the third quarter update call on November 22, 2013, at 1:00 p.m. Central Time.

We will send further details about this call in your next quarterly statement.



Northborough Tower in Houston, Texas

3

I 15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerharvard.com FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Published 09/13 © 2013 Behringer Harvard 1954-1 OP1 Q2 Report 2013 4